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As filed with the Securities and Exchange Commission on January 13, 1999
                                                      Registration No. 333-24309

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      -------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                         FORM S-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         COMMUNITY FINANCIAL GROUP, Inc.
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------

              TENNESSEE                                        62-1626938
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                                401 Church Street
                         Nashville, Tennessee 37219-2213
                                 (615) 271-2000
             ------------------------------------------------------

     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

             ------------------------------------------------------
                             Mack S. Linebaugh, Jr.
                 Chairman, President and Chief Executive Officer
                         Community Financial Group, Inc.
                                401 Church Street
                         Nashville, Tennessee 37219-2213
                                 (615) 271-2000
                           (615) 271-2149 (Facsimile)

             -------------------------------------------------------

                                    Copy To:
                           J. Franklin McCreary, Esq.
                            Gerrish & McCreary, P.C.
                       222 Second Avenue North - Suite 424
                           Nashville, Tennessee 37201
                                 (615) 251-0900
                           (615) 251-0975 (Facsimile)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


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         If the registrant elects to deliver it is latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-24309
                                     ---------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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                           EXPIRATION OF COMMON STOCK
                                PURCHASE WARRANTS


         The Common Stock purchase warrants (the "Warrants") of Community Financial Group, Inc. (the "Company"), by their terms expired at the close of business on December 31, 1998. Therefore, all Warrants which had not been exercised on or before that time have expired. The total number of Warrants exercised was 2,002,337 of the 4,744,927 outstanding Warrants. Consequently, 2,742,590 Warrants have expired without being exercised and are of no further force or effect.

                     REMOVAL FROM REGISTRATION OF SECURITIES

         The purpose of this Post-Effective Amendment No. 2 is to remove from registration the 2,742,590 shares of the Company's Common Stock which were underlying the Warrants and which would have been issued had the 2,742,590 Warrants been exercised.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 13, 1999.

                                      COMMUNITY FINANCIAL GROUP, INC.

                                      By: /s/ Mack S. Linebaugh, Jr.
                                         --------------------------------------
                                           Mack S. Linebaugh, Jr.
                                           President, Chairman of the Board,
                                           Chief Executive Officer and Chief
                                            Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-2 has been signed by the following persons in the capacities and on the dates indicated.


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Dated: January 13, 1999              /s/ Mack S. Linebaugh, Jr.
                                     ---------------------------------------------
                                     Mack S. Linebaugh, Jr., President, Chairman
                                     of The Board of Directors, Chief Executive
                                     Officer, Director (Principal Executive
                                     Officer, Principal Financial Officer,
                                     Principal Accounting Officer)

Dated: January 13, 1999              /s/ Mack S. Linebaugh, Jr., Attorney-in-Fact*
                                     ---------------------------------------------
                                     J.B. Baker, Director

Dated: January 13, 1999              /s/ Mack S. Linebaugh, Jr., Attorney-in-Fact*
                                     ---------------------------------------------
                                     Jo D. Federspiel, Director

Dated: January 13, 1999              /s/ Mack S. Linebaugh, Jr., Attorney-in-Fact*
                                     ---------------------------------------------
                                     Richard H. Fulton, Director

Dated: January 13, 1999              /s/ Mack S. Linebaugh, Jr., Attorney-in-Fact*
                                     ---------------------------------------------
                                     Leon Moore, Director

Dated: January 13, 1999              /s/ Mack S. Linebaugh, Jr., Attorney-in-Fact*
                                     ---------------------------------------------
                                     Perry W. Moskovitz, Director

Dated: January 13, 1999              /s/ Mack S. Linebaugh, Jr., Attorney-in-Fact*
                                     ---------------------------------------------
                                     C. Norris Nielsen, Director

Dated: January 13, 1999              /s/ Mack S. Linebaugh, Jr., Attorney-in-Fact*
                                     ---------------------------------------------
                                     G. Edgar Thornton, Director

Dated: January ___, 1999
                                     ---------------------------------------------
                                     David M. Resha, Director

      *Mack S. Linebaugh, Jr., Attorney-in-Fact

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